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                                  Exhibit 21
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                        Subsidiaries of The Registrant
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                                                                      Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

                                                  STATE OF
NAME                                           INCORPORATION


The Annapolis Banking and Trust Company            Maryland
Baltimore Trust Company                            Delaware
Bank of Southern Maryland                          Maryland
Calvert Bank and Trust Company                     Maryland
The Chestertown Bank of Maryland                   Maryland
The Citizens National Bank                    United States
County Banking & Trust Company                     Maryland
Farmers & Merchants Bank - Eastern Shore           Virginia
The Fidelity Bank                                  Maryland
The First National Bank of St. Mary's         United States
The Forest Hill State Bank                         Maryland
Fredericktown Bank & Trust Company                 Maryland
Marshall National Bank and Trust Company      United States
MBC Agency, Inc.                                   Maryland
   Mercantile Life Insurance Company                Arizona
MBC Realty, LLC                                    Maryland
Mercantile-Safe Deposit and Trust Company          Maryland
   Mercantile Mortgage Corporation                 Maryland
   Hopkins Plaza Agency, Inc.                      Maryland
   MBC Leasing Corp.                               Maryland
The National Bank of Fredericksburg           United States
Peninsula Bank                                     Maryland
The Peoples Bank of Maryland                       Maryland
Potomac Valley Bank                                Maryland
The Sparks State Bank                              Maryland
St. Michaels Bank                                  Maryland
Westminster Union Bank                             Maryland

Each of the foregoing subsidiaries conducts business under its corporate name.